UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018 (April 30, 2018)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main St., Suite 225 Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2018, MediFarm III, LLC (“MediFarm III”), a wholly-owned subsidiary of Terra Tech Corp. (the “Company”) entered into amendments (collectively, the “Amendments”) to each of the Convertible Promissory Note issued by NuLeaf Sparks Cultivation, LLC (“NuLeaf Sparks”) to MediFarm III on October 30, 2017 (the “NuLeaf Sparks Note”) and the Convertible Promissory Note issued by NuLeaf Reno Production, LLC (“NuLeaf Reno”) to MediFarm III on October 30, 2017 (the “NuLeaf Reno Note” and collectively with the NuLeaf Sparks Note, the “Notes”). Each Amendment amends the respective Note such that if either NuLeaf Sparks or NuLeaf Reno does not receive approval from the State of Nevada for such Note to convert into 50% of the membership interests of NuLeaf Sparks or NuLeaf Reno, as applicable, by August 1, 2018, the applicable Note will become due and payable in equal quarterly installments of principal and interest beginning on November 1, 2018. Except as set forth above, the Notes were not otherwise amended.

The foregoing descriptions of the Amendments are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and which are incorporated by reference herein in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Amendment No. 1 to Convertible Promissory Note
4.2	Amendment No. 1 to Convertible Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: May 2, 2018	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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